Exhibit 99.3
WEST SUBURBAN MEDICAL CENTER AND WESTLAKE HOSPITAL
Combined Financial Statements
(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report
Board of Directors
Resurrection Health Care Corporation:
We have audited the accompanying combined statements of financial position of West Suburban Medical Center and Westlake Hospital (the Entities) as of June 30, 2009 and 2008, and the related combined statements of operations, changes in divisional net deficit, and cash flows for each of the years in the three year period ended June 30, 2009. These combined financial statements are the responsibility of the Resurrection Health Care Corporation’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Entities’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Entities as of June 30, 2009 and 2008, and the results of their operations, changes in divisional net deficit, and cash flows for each of the years in the three year period ended June 30, 2009, in conformity with U.S. generally accepted accounting principles.
/s/ KPMG LLP
Chicago, Illinois
October 11, 2010

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WEST SUBURBAN MEDICAL CENTER AND WESTLAKE HOSPITAL
Combined Statements of Financial Position
June 30, 2009 and 2008
(In thousands)

	2009	2008
Assets
Current assets:
Cash and cash equivalents	$3,754	4,823
Patient accounts receivable, net of allowance for uncollectible accounts of $25,543 in 2009 and $23,556 in 2008	23,372	37,361
Other receivables	3,625	3,888
Inventory of supplies	2,464	2,414
Prepaid expenses and other current assets	813	725

Total current assets	34,028	49,211

Assets whose use is limited	2,919	2,863
Land, buildings, and equipment, net	117,082	112,280
Investments in joint ventures	883	595

	$154,912	164,949

	2009	2008
Liabilities and Divisional Net Deficit
Current liabilities:
Accounts payable and accrued expenses	$6,488	5,455
Accrued payroll and fringe benefits	9,966	9,938
Estimated payables under third-party reimbursement programs	13,092	3,422
Note payable to Parent	28,026	28,026
Due to related parties	162,220	147,713

Total current liabilities	219,792	194,554

Estimated self-insured professional and general liability claims	79,670	78,979
Asset retirement obligation	2,887	2,807

Total liabilities	302,349	276,340

Divisional net deficit	(147,437)	(111,391)

	$154,912	164,949

See accompanying notes to combined financial statements.

WEST SUBURBAN MEDICAL CENTER AND WESTLAKE HOSPITAL
Combined Statements of Operations
Years ended June 30, 2009, 2008, and 2007
(In thousands)

	2009	2008	2007
Revenues:
Net patient service revenue	$269,104	283,875	304,220
Other revenue	12,425	9,617	9,388

Total revenue	281,529	293,492	313,608

Expenses:
Salaries and wages	100,392	96,803	95,753
Payroll taxes and fringe benefits	28,319	25,617	27,544
Physicians’ fees	20,850	20,765	20,947
Supplies	44,814	43,373	48,304
Other	9,558	10,544	6,982
Management fees	30,394	29,810	23,943
Purchased services	19,785	17,984	16,971
Insurance	8,656	16,637	27,546
Depreciation and amortization	15,150	15,336	14,984
Provision for uncollectible accounts receivable	30,117	33,291	48,587
Interest expense	4,893	7,617	6,564
Impairment costs	—	17,942	—
Medicaid assessments	10,104	11,556	23,112

Total expenses	323,032	347,275	361,237

Loss from operations	(41,503)	(53,783)	(47,629)

Nonoperating gains:
Investment income and other, net	425	493	374

Revenues and gains deficient of expenses	(41,078)	(53,290)	(47,255)

See accompanying notes to combined financial statements.

WEST SUBURBAN MEDICAL CENTER AND WESTLAKE HOSPITAL
Combined Statements of Changes in Divisional Net Deficit
Years ended June 30, 2009, 2008, and 2007
(In thousands)

	2009	2008	2007
Divisional net deficit:
Revenues and gains deficient of expenses	$(41,078)	(53,290)	(47,255)
Contribution from Parent for forgiveness of interest expense	1,096	1,096	—
Contributions from Parent for capital	3,936	1,135	4,369

Increase in divisional net deficit	(36,046)	(51,059)	(42,886)
Divisional net deficit at beginning of year	(111,391)	(60,332)	(17,446)

Divisional net deficit at end of year	$(147,437)	(111,391)	(60,332)

See accompanying notes to combined financial statements.

WEST SUBURBAN MEDICAL CENTER AND WESTLAKE HOSPITAL
Combined Statements of Cash Flows
Years ended June 30, 2009, 2008, and 2007
(In thousands)

	2009	2008	2007
Cash flows from operating activities:
Change in divisional net deficit	$(36,046)	(51,059)	(42,886)
Adjustments to reconcile change in divisional net deficit to net cash provided by (used in) operating activities:
Depreciation and amortization	15,150	15,336	14,984
Provision for uncollectible accounts receivable	30,117	33,291	48,587
Contributions from Parent for capital	(3,936)	(1,135)	(4,369)
Impairment costs	—	17,942	—
Change in net unrealized gains and losses on trading securities	(2)	3	17
Changes in assets and liabilities:
Patient accounts receivable	(16,128)	(36,026)	(38,757)
Other receivables, inventory of supplies, prepaid expenses, and other current assets	125	20,727	(16,254)
Joint ventures	47	253	283
Accounts payable and accrued expenses and other liabilities	1,141	(12,772)	4,822
Estimated payables under third-party reimbursement programs, net	9,670	(8,924)	(1,039)
Estimated self-insured professional and general liability claims	691	(4,277)	22,335

Net cash provided by (used in) operating activities	829	(26,641)	(12,277)

Cash flows from investing activities:
Acquisition of land, buildings, and equipment, net	(19,952)	(17,598)	(22,457)
Net change in assets whose use is limited	(54)	(157)	(177)
Capital contributions to joint ventures	(335)	—	—

Net cash used in investing activities	(20,341)	(17,755)	(22,634)

Cash flows from financing activities:
Contributions from Parent for capital	3,936	1,135	4,369
Change in due to related parties	14,507	46,161	31,286

Net cash provided by financing activities	18,443	47,296	35,655

Net increase (decrease) in cash and cash equivalents	(1,069)	2,900	744
Cash and cash equivalents at beginning of year	4,823	1,923	1,179

Cash and cash equivalents at end of year	$3,754	4,823	1,923

See accompanying notes to combined financial statements.

WEST SUBURBAN MEDICAL CENTER AND WESTLAKE HOSPITAL
Notes to Combined Financial Statements
(In thousands)
(1)	Description of Organization and Basis of Presentation

Resurrection Health Care Corporation (Resurrection or Parent) is a not-for-profit tax-exempt corporation that was incorporated for charitable, educational, and scientific purposes. Prior to August 1, 2010, Resurrection was the parent of, among others, West Suburban Medical Center (WSMC), Westlake Hospital (WH), and Resurrection Services (Services). Effective August 1, 2010, certain affiliates of Vanguard Health Systems, Inc. (Vanguard) acquired substantially all of the assets and certain liabilities of and associated with the following (collectively referred to herein as the Entities):
•	WSMC, a not-for-profit acute care hospital providing various inpatient and outpatient services and programs

•	WH, a not-for-profit acute care hospital providing various inpatient and outpatient services and programs

•	Certain physician practices, properties, and retail pharmacies which are incidental to the operations of WSMC and WL, specifically the following assets:
•	Retail pharmacies located at the WSMC and WH campuses but owned or operated by Services

•	Real estate parcels consisting of residential housing or vacant lots located adjacent to WSMC and WL and owned by either WSMC, WL, or Services

•	An ambulatory care campus consisting of three buildings, including a medical office building owned and operated by a Resurrection affiliate

•	Three primary care physician practices owned by Services

•	Membership interests in two joint ventures.
WH, WSMC, and Services are not-for-profit tax-exempt corporations as described in Section 501(c)(3) of the Internal Revenue Code (Code) and are exempt from federal income taxes on related income pursuant to Section 501(a) of the Code. They were incorporated for charitable, educational, and scientific purposes to support health and human services.

The accompanying combined financial statements include the accounts of the Entities. Included in the accounts of WSMC are the activities of the West Suburban School of Nursing which will continue to be sponsored and operated by Resurrection subsequent to July 31, 2010. Revenues attributable to the West Suburban School of Nursing approximate $4,500 annually. Prior to August 1, 2010, the Entities were controlled by Resurrection. The accompanying combined financial statements are not the primary consolidated financial statements of Resurrection.
(2)	Summary of Significant Accounting Policies

Significant accounting policies of the Entities are as follows:
•	The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts

WEST SUBURBAN MEDICAL CENTER AND WESTLAKE HOSPITAL
Notes to Combined Financial Statements
(In thousands)
of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
•	Cash and cash equivalents include investments in highly liquid instruments with original maturities of three months or less, excluding amounts classified as assets whose use is limited.
•	Inventory of supplies is stated at lower of cost (first-in, first-out method) or market.
•	On July 1, 2008, the Entities adopted the Fair Value Measurements standard for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the combined financial statements on a recurring basis. The Fair Value Measurements standard defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Fair Value Measurements standard also establishes a framework for measuring fair value and expands disclosures about fair value measurements. This pronouncement did not require any new fair value measurements and its adoption did not affect the results of operations or financial position of the Entities. The Fair Value Measurements standard establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value (note 7).
•	Assets whose use is limited include assets set aside by the boards of directors of the Entities for reinvestment purposes over which the boards retain control and may at their discretion use for other purposes.
•	Land, buildings, and equipment are stated at cost, or if donated, at fair value at date of donation, net of allowances for depreciation and impairments. Depreciation is provided over the estimated useful life of each class of depreciable asset and is computed on the straight-line method.
•	Net patient service revenue is reported at the estimated net realizable amounts from patients, third-party payors, and others for services rendered, including estimated retroactive adjustments under reimbursement agreements with third-party payors. Those adjustments are accrued on an estimated basis in the period the related services are rendered and adjusted in future periods as final settlements are determined.
•	Certain expenses associated with management services and liabilities for general and professional insurance, workers’ compensation insurance, and health insurance have been charged by Resurrection to the Entities through intercompany transactions based on methodologies that are believed to be a reasonable approximation of cost. Were the Entities to obtain the related items on a stand-alone basis, the terms may be more or less favorable than those reflected in the combined financial statements.
•	The combined statements of operations include revenues and gains deficient of expenses. Transactions deemed by management to be ongoing, major, or central to the provision of health care services are reported as revenue and expenses. Transactions incidental to the provision of health care services are reported as gains and losses. Changes in divisional net deficit, which are excluded from revenues and gains deficient of expenses, consistent with not-for-profit health care industry

WEST SUBURBAN MEDICAL CENTER AND WESTLAKE HOSPITAL
Notes to Combined Financial Statements
(In thousands)
practice, include contributions from the Parent for the acquisition of long-lived assets and the forgiveness of interest expense.
•	Investment income or loss (including realized gains and losses on investments, changes in unrealized gains and losses on trading securities, interest, and dividends) is included in revenues and gains deficient of expenses.
•	The Entities recognize liabilities when a legal obligation exists to perform an asset retirement obligation (ARO) in which the timing or method of settlement are conditional on a future event that may or may not be under the control of the entity. An ARO liability is recorded at its net present value with recognition of a related long-lived asset in a corresponding amount. The ARO liability is accreted through periodic charges to depreciation expense. The Entities are legally liable to remove asbestos from existing buildings prior to future remodeling or demolishing of the existing buildings. The estimated asbestos removal cost at June 30, 2009 and 2008 was $2,887 and $2,807, respectively.
•	On July 1, 2007, the Entities adopted the Income Taxes standard related to the accounting for uncertainty in income taxes. The standard addresses the determination of how tax benefits claimed or expected to be claimed on a tax return should be recorded in the combined financial statements. Under this standard, the Entities must recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. At the date of adoption, and as of June 30, 2009 and 2008, the Entities did not have a liability for unrecognized tax benefits. The adoption of this standard had no impact on the combined financial statements of the Entities.
•	All significant intercompany balances and transactions have been eliminated in the preparation of the accompanying combined financial statements.
•	In connection with the preparation of the combined financial statements, the Entities evaluated subsequent events after the combined statement of financial position date of June 30, 2009 through October 11, 2010, which was the date the combined financial statements were available to be issued.
(3)	Third-Party Reimbursement Programs

The Entities have agreements with third-party payors, which provide for reimbursement at amounts different from their established rates. Contractual adjustments under third-party reimbursement programs principally represent the difference between the billings at list price and the amounts reimbursed by Medicare, Medicaid, Blue Cross and certain other contracted third-party payors and any differences between estimated third-party reimbursement settlements for prior years and subsequent final settlements. A summary of the reimbursement methodologies with major third-party payors follows:
(a)	Medicare

WH and WSMC (collectively known as the Hospitals) are paid for inpatient acute care services, outpatient services, psychiatric services, and rehabilitation services rendered to Medicare program beneficiaries under prospective reimbursement rates. These rates vary according to patient classification systems that are based on clinical, diagnostic, and other factors. The prospectively determined rates are not subject to retroactive adjustment. The Hospitals’ classification of patients

WEST SUBURBAN MEDICAL CENTER AND WESTLAKE HOSPITAL
Notes to Combined Financial Statements
(In thousands)
under the Medicare prospective payment systems and the appropriateness of the patients’ admissions are subject to validation reviews.
For services rendered to Medicare beneficiaries for defined “pass-through” costs (i.e., medical education related costs and disproportionate share payments), the Hospitals are reimbursed based upon cost reimbursement methodologies. The Hospitals are reimbursed at tentative rates with final settlement determined after submission of annual cost reports by the Hospitals and audits thereof by the Medicare fiscal intermediary. The Medicare cost reports have been audited and settled by the Medicare fiscal intermediary through 2007 for WH and WSMC.
(b)	Medicaid

Under the State of Illinois’ (the State) Medicaid reimbursement system, the Hospitals are paid for inpatient acute care services rendered to Medicaid program beneficiaries under prospectively determined rates-per-discharge. These rates vary according to a patient classification system that is based on clinical, diagnostic, and other factors. Outpatient services are reimbursed based on fee schedules. Medicaid reimbursement methodologies and payment rates are subject to change based on the amount of funding available to the State Medicaid program and any such changes could have a significant effect on the Entities’ revenues.

The State has enacted an assessment program to assist in the financing of its Medicaid program which extends to State fiscal years ending through June 30, 2013. Pursuant to this program, hospitals within the State are required to remit payment to the State of Illinois Medicaid program under an assessment formula approved by the Centers for Medicare & Medicaid Services (CMS). The Entities have reported their 2009, 2008, and 2007 related assessments of $10,104, $11,556 and $23,112, respectively, as Medicaid assessments expense in the accompanying combined statements of operations. The assessment program also provides hospitals within the State with additional Medicaid reimbursement based on funding formulas also approved by CMS. The Entities have included their additional 2009, 2008, and 2007 related reimbursement of $19,095, $20,042, and $40,084, respectively, within net patient service revenue in the accompanying combined statements of operations. Medicaid assessment and additional reimbursement amounts reported for 2007 are comprised of such amounts for both of the Entities’ fiscal years 2007 and 2006 due to the timing of enactment for the assessment program.
(c)	Blue Cross

The Hospitals also participate as providers of health care services under reimbursement agreements with Blue Cross. The provisions of these agreements stipulate that services will be reimbursed at a tentative reimbursement rate and that final reimbursement for these services is determined after the submission of annual cost reports by the Hospitals and reviews thereof by Blue Cross. The Blue Cross traditional indemnity reimbursement reports for 2008 and prior years have been reviewed by Blue Cross. The Blue Cross managed care reimbursement reports have been reviewed by Blue Cross through 2008 for WH. WSMC had a guaranteed rate contract for Blue Cross managed care reimbursement through June 30, 2009.

WEST SUBURBAN MEDICAL CENTER AND WESTLAKE HOSPITAL
Notes to Combined Financial Statements
(In thousands)
(d)	Other

The Hospitals have also entered into payment agreements with certain commercial insurance carriers, health maintenance organizations, and preferred provider organizations. The basis for reimbursement under these agreements includes prospectively determined rates-per-discharge, discounts from established charges, and prospectively determined per diem rates.
A summary of the Entities’ Medicare, Medicaid, managed care, self-pay, commercial, and other utilization percentages based upon gross service revenue follows:

	2009	2008	2007
Medicare	37%	37%	38%
Medicaid	22	21	21
Managed care	32	32	32
Self-pay, commercial, and other	9	10	9
Accruals for settlements with third-party payors are made based on estimates of amounts to be received or paid under the terms of the respective contracts and related settlement principles and regulations of the federal Medicare program, the Illinois Medicaid program, and the Blue Cross Plan of Illinois. Included in 2009, 2008, and 2007 as additions to net patient service revenue is $1,431, $5,758, and $1,527, respectively, related to changes in prior year third-party revenue estimates.
(4)	Concentration of Credit Risk

The Entities grant credit without collateral to their patients, most of whom are local residents and are generally insured under third-party payor agreements. The mix of receivables from patients and third-party payors as of June 30, 2009 and 2008 was as follows:

	2009	2008
Medicare	30%	32%
Medicaid	21	25
Managed care	28	25
Self-pay, commercial, and other	21	18

WEST SUBURBAN MEDICAL CENTER AND WESTLAKE HOSPITAL
Notes to Combined Financial Statements
(In thousands)
(5)	Charity Care
The Entities provide necessary medical care to patients who meet certain criteria under their charity care policies without charge or at amounts less than their established rates. Because the Entities do not pursue collection of amounts determined to qualify as charity care, they are not reported as revenue. The following information presents the level of charity care provided during the years ended June 30, 2009, 2008, and 2007.

	2009	2008	2007
Charges forgone for non-Medicare and non-Medicaid patients based on established rates	$10,311	10,679	11,393
(6)	Investments
The Entities report their investments at fair value and consider all investments to be trading securities. Investment securities are exposed to various risks such as interest rate, credit, and overall market volatility risks. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the accompanying combined statements of financial position. A summary of the composition of the Entities’ investment portfolios which are reported as assets whose use is limited at June 30, 2009 and 2008 follows:

	2009	2008
Cash and cash equivalents	$2,727	1,668
U.S. Treasury securities	181	662
Corporate and municipal bonds and notes	11	221
U.S. government agency securities	—	312

	$2,919	2,863

The composition of investment return on the Entities’ investment portfolio for the years ended June 30, 2009, 2008, and 2007 is as follows:

	2009	2008	2007
Interest and dividend income, net of fees and expenses	$72	482	368
Net realized gains (losses) on sale of investments	33	1	(6)
Net change in unrealized gains and losses during the holding period	(2)	3	17

	$103	486	379

WEST SUBURBAN MEDICAL CENTER AND WESTLAKE HOSPITAL
Notes to Combined Financial Statements
(In thousands)
Investment returns are reported within investment income and other, net in the accompanying combined statements of operations.
(7)	Fair Value Measurements
(a)	Fair Value of Financial Instruments
The following methods and assumptions were used by the Entities in estimating the fair value of its financial instruments:
•	The carrying amount reported in the combined statements of financial position for the following approximates fair value because of the short maturities of these instruments: cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, and estimated receivables and payables under third-party reimbursement programs.

•	The fair values of note payable to Parent and due to related parties are not determinable as these balances represent transactions with related parties.

•	Assets whose use is limited: U.S. Treasury securities are measured using quoted market prices at the reporting date multiplied by the quantity held. Corporate and municipal bonds and notes and U.S. government agency securities are estimated based on observable inputs as provided by national pricing services.
(b)	Fair Value of Financial Instruments
The Entities adopted the Fair Value Measurements standard on July 1, 2008 for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the combined financial statements on a recurring basis. The Fair Value Measurements standard establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:
•	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Entities have the ability to access at the measurement date.

•	Level 2 are observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 inputs are unobservable inputs for the asset or liability.
The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

WEST SUBURBAN MEDICAL CENTER AND WESTLAKE HOSPITAL
Notes to Combined Financial Statements
(In thousands)
The following table presents assets that are measured at fair value on a recurring basis at June 30, 2009:

		Quoted prices
		in active	Significant
		markets for	other	Significant
		identical	observable	unobservable
	June 30,	assets	inputs	inputs
	2009	(Level 1)	(Level 2)	(Level 3)
Assets:
Cash and cash equivalents	$3,754	3,754	—	—
Assets whose use is limited	2,919	2,908	11	—

Total	$6,673	6,662	11	—

(8)	Land, Buildings, and Equipment
A summary of land, buildings, and equipment at June 30, 2009 and 2008 follows:

	2009	2008
Land	$8,788	8,788
Land improvements	7,018	6,610
Buildings and building equipment	238,782	231,732
Departmental equipment	161,036	164,208

	415,624	411,338
Less accumulated depreciation	314,912	305,735

	100,712	105,603
Construction in progress	16,370	6,677

Land, buildings, and equipment, net	$117,082	112,280

Construction in progress at June 30, 2009 and 2008 consists primarily of costs associated with renovations of the WSMC emergency room. The remaining costs associated with these projects at June 30, 2009 are approximately $6,600, substantially all of which have been contractually committed.
Impairment Costs
The Entities periodically evaluate land, buildings, and equipment to determine whether assets may have been impaired in accordance with Accounting for the Impairment or Disposal of Long-Lived Assets. Such analyses require various valuation techniques using management assumptions, including estimates of future cash flows as well as third party appraisals of the assets. As a result, there is at least a reasonable possibility that recorded estimates of fair value and impairment will change by a material amount.

WEST SUBURBAN MEDICAL CENTER AND WESTLAKE HOSPITAL
Notes to Combined Financial Statements
(In thousands)
Due to continuing negative operations, the Entities determined that the land, buildings, and equipment at WH were impaired. The recorded historical costs were less than fair value and an impairment loss of $17,942 was recorded in 2008.
(9)	Debt
On August 1, 1999, Resurrection entered into a Master Trust Indenture under which Resurrection was the only Obligated Group Member. WH and Services were named Unlimited Credit Group Participants required to permit Resurrection to perform all obligations and covenants under the Master Trust Indenture. The Master Trust Indenture was amended and restated as of May 1, 2005. At that time, WH and WSMC were named Obligated Group Members, while Services remained an Unlimited Credit Group Participant. On June 5, 2008, the Master Trust Indenture was further amended and restated. The purpose of the Master Trust Indenture is to provide a mechanism for the efficient and economical issuance of notes by individual members of the Obligated Group using the collective borrowing capacity and credit rating of the Obligated Group. The Master Trust Indenture requires the individual members of the Obligated Group to make principal and interest payments on notes issued for their benefit and to pay such amounts as are otherwise necessary to enable the Obligated Group to satisfy all obligations under the Master Trust Indenture.

As of June 30, 2009, Resurrection had net obligations outstanding under the Master Trust Indenture aggregating $584,892. The Entities have not paid or accrued any amounts as of June 30, 2009 pursuant to their obligations under the Master Trust Indenture. Resurrection allocates interest expense to affiliates based on an entity’s percentage of total depreciation. The Entities’ allocation of interest expense was $3,797, $6,521, and $5,468 for the years ending June 30, 2009, 2008, and 2007, respectively.

When WH became affiliated with Resurrection in July of 1998, Resurrection defeased WH’s then outstanding debt of $19,424. Under the affiliation agreement, WH was required to reimburse Resurrection for payments made, including interest on the principal balance at the rate of 5.6%. As of June 30, 2009 and 2008, the outstanding principal and interest due to Resurrection approximated $28,026, which is reported as note payable to Parent in the accompanying combined statements of financial position. For each of the years ended June 30, 2009, 2008, and 2007, WH recognized $1,096 of interest expense related to this agreement. In 2009 and 2008, Resurrection forgave the interest on outstanding amounts due from WH under this agreement through a contribution to WH.
(10)	Employees’ Retirement Plans
The Entities participate in the Resurrection cash balance plans (defined benefit plans that operate like defined contribution plans) (Plan A and Plan B) that cover substantially all eligible employees of Resurrection. Each eligible participant has a benefit account balance, which accrues as a percentage of current year’s pay and earns interest at a specified rate. Resurrection recognizes pension cost on Plan A and Plan B at an amount calculated by an independent consulting actuary.

Resurrection also sponsors a defined contribution money purchase plan (Defined Contribution Plan). Resurrection contributes 25% of contributions made by employees to their tax deferred account up to a maximum contribution of 1% of the participant’s qualified income. Resurrection amended Plan A and the Defined Contribution Plan whereby the employer’s matching contribution of the Defined Contribution Plan is considered a component of Plan A. Accordingly, this employer matching component has been

WEST SUBURBAN MEDICAL CENTER AND WESTLAKE HOSPITAL
Notes to Combined Financial Statements
(In thousands)
included as a component of the accrued pension liability of Plan A as determined by the professional consulting actuary using the projected unit credit cost method.

Resurrection allocates pension expense to affiliates for all retirement plans based on the number of historical full-time equivalents of participating affiliates. For the years ended June 30, 2009, 2008, and 2007, the Entities’ allocated pension expense related to the pension plans was $4,380, $3,729, and $5,407, respectively, and is included in payroll taxes and fringe benefits expense in the accompanying combined statements of operations.
(11)	Self-Insurance
(a)	Professional and General Liability
The Entities participate in the Resurrection self-insurance programs for professional and general liability claims up to specified limits arising from incidents occurring after dates of entry into the program, which vary by corporation. Excess insurance coverage was occurrence-based through various dates, at which time all corporations changed to claims made-based coverage. There are no assurances that the Entities will be able to renew existing policies or procure coverage on similar terms in the future.

The Entities are involved in litigation arising in the ordinary course of business. Claims alleging malpractice have been asserted against the Entities and are currently in various stages of litigation. Provisions for professional and general liability claims include the ultimate cost of known claims and claims incurred but not reported as of the respective combined statement of financial position dates. It is the opinion of management that the estimated professional and general claims liabilities accrued at June 30, 2009 and 2008 are adequate to provide for the ultimate cost of potential losses resulting from pending or threatened litigation; however, such estimates may be more or less than the amounts ultimately paid when claims are resolved.

Estimated claims have been discounted at rates of 3.5% and 4.0% at June 30, 2009 and 2008, respectively. Estimated professional and general liabilities are tracked separately for WL, WSMC, and Services. As only a portion of Services is included within the Entities, the Services’ liability has been allocated to individual Services’ component activities based on revenues. The Entities’ accrued liability estimate for self-insured professional and general liability claims amounted to $79,670 and $78,979 at June 30, 2009 and 2008, respectively, and is reported as long-term liabilities as the portion expected to be paid within one year is not readily determinable. The Entities’ related expense amounted to $8,656, $16,637, and $27,546 for the years ending June 30, 2009, 2008, and 2007, respectively.
(b)	Workers’ Compensation
The Entities also participate in the Resurrection self-insurance programs for workers’ compensation coverage. These programs limit the self-insured retention to specific amounts on a per occurrence basis. Coverage from commercial insurance carriers is maintained for claims in excess of the self-insured retention. The Entities’ accrued workers’ compensation liability amounted to $1,135 and $902 at June 30, 2009 and 2008, respectively, as estimated based on the Entities’ percentage of full-

WEST SUBURBAN MEDICAL CENTER AND WESTLAKE HOSPITAL
Notes to Combined Financial Statements
(In thousands)
time equivalents at the respective fiscal year end. The liability is included within accounts payable and accrued expenses. The related expense is also allocated to the Entities based on the number of full-time equivalents. Workers’ compensation expense amounted to $1,224, $915, and $873 for the years ending June 30, 2009, 2008, and 2007, respectively, and is included in payroll taxes and fringe benefits expense in the accompanying combined statements of operations.

Management believes the estimated self-insured workers’ compensation claims liability at June 30, 2009 and 2008 is adequate to cover the ultimate liability; however, such estimates may be more or less than the amounts ultimately paid when claims are resolved.
(c)	Health Care
The Entities also participate in Resurrection’s program of self-insurance for employee health coverage. Stop-loss reinsurance coverage is maintained for claims in excess of stop-loss limits. Resurrection records the liability for employee health coverage and allocates the related expense through an intercompany transaction based on the number of historical full-time equivalents of participating affiliates. The Entities’ self-insured health care expense totaled $13,954, $12,152, and $11,596 for the years ended June 30, 2009, 2008, and 2007, respectively, and is included in payroll taxes and fringe benefits expense in the accompanying combined statements of operations. It is the opinion of management that the estimated health care costs accrued at June 30, 2009 and 2008 are adequate to provide for the ultimate liability; however, final payouts as claims are paid may vary significantly from estimated claim liabilities.
(12)	Related Party Transactions
Prior to August 1, 2010, the Entities were wholly owned by Resurrection. The Entities received various services provided by Resurrection, including, among others, human resources, patient financial services, information services, Corporate administration, general administration, and materials management. Resurrection fully allocates the cost of providing support services to its affiliates. Corporate and support costs allocated to the Entities by Resurrection are reported as management fees within operating expenses.

Human resources cost, which includes general human resources, employee health services, and training expenses, are allocated to affiliates based on full-time equivalents. Human resources departments that are specifically dedicated to an entity are directly charged. Patient financial services cost, related to system support, cash applications, and customer service, are allocated to affiliates based on claims billed. Information services cost allocations are structured to approximate patient volumes. Of the information services and administration costs, 85% of the total cost is allocated to Resurrection hospitals with the remaining 15% allocated to non-hospital entities. Information services expense is allocated to hospital entities based on operating expenses. Corporate administration is allocated to hospital entities based on full-time equivalents. General administration, which includes accounting, finance, marketing, legal, claims management, business development, clinical improvements, decision support, property management, and system support, is allocated to affiliates based on cash operating expenses. Depreciation of information services equipment and software is allocated to affiliates based on operating expenses. Materials management, including group purchasing and central distribution, is allocated to affiliates based on supplies expense. Certain costs related to materials management, including hospital based receiving and

WEST SUBURBAN MEDICAL CENTER AND WESTLAKE HOSPITAL
Notes to Combined Financial Statements
(In thousands)
stores, which are specifically attributable to an entity, are directly charged. Allocations are believed to be a reasonable approximation of cost, but the expense could vary were the Entities to obtain the related services on a stand-alone basis.

Resurrection maintains a centralized cash processing function and makes payments on behalf of its affiliates. Amounts reported as due to related parties primarily represent non-reimbursed disbursements made by Resurrection to fund capital acquisitions and operating expenses of the Entities. Amounts due to related parties are non-interest bearing and have no specified repayment terms. This amount was forgiven in connection with the Vanguard transaction.
(13)	Joint Ventures
Investments in joint ventures include the Entities’ investment in several joint ventures, which were established to provide various health care services. The Entities account for their investments in joint ventures on the equity method of accounting. The Entities have included their proportional share of the joint ventures’ net income of $703, $0, and $0 in 2009, 2008, and 2007, respectively, within investment income (loss) and other, net in the accompanying combined statements of operations. The Entities received cash distributions from the joint ventures of $703, $0, and $0 in 2009, 2008, and 2007, respectively. As of June 30, 2009 and 2008, respectively, the joint ventures had total assets of $5,674 and $4,612 and members’ equity of $2,295 and $808. For the years ending June 30, 2009, 2008, and 2007 the joint ventures had revenues of $18,712 $16,522, and $17,352, respectively, and net income of $1,262, $428, and $13, respectively.
(14)	Contingencies
(a)	Medicare Reimbursement
For the years ended June 30, 2009, 2008, and 2007, the Entities recognized approximately $90,848, $88,155, and $94,505, respectively, of net patient service revenue from services provided to Medicare beneficiaries. Changes in Medicare and other third-party payor reimbursement as a result of current Federal and State health care reform initiatives may have an adverse effect on the Entities’ net patient service revenues.
(b)	Litigation
The Entities are involved in litigation and regulatory investigations arising in the normal course of business. In consultation with legal counsel, management estimates that these matters will be resolved without material adverse effect on the Entities’ combined financial position or results from operations.
(c)	Regulatory Investigations
The U.S. Department of Justice and other federal agencies routinely conduct regulatory investigations and compliance audits of health care providers. The Entities are subject to these regulatory efforts. Management is currently unaware of any regulatory matters, which may have a material adverse effect on the Entities’ combined financial position or results of operations.